Exhibit 5

[Translation]

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

April 26, 2013

Company Name:	Furukawa-Sky Aluminum Corp.

Representative:	Mitsuru Okada President and Chief Executive Officer

Share Code:	5741, First Section, Tokyo Stock Exchange

Inquiries:	Ryu Sawachi General Manager, Public and Investors Relations Department
Telephone +81-3-5295-3592

Adoption of Executive Officer System, and Officer Personnel

Furukawa-Sky Aluminum Corp. (“FSA”) hereby announces that, at the meeting of its Board of Directors held today, FSA tentatively determined as follows to adopt an Executive Officer system, as well as the officer personnel for the new system after it is adopted.

Please note that this administrative structure is subject to each proposal for appointment of the Directors and the Statutory Auditors being approved at the Ordinary Shareholders’ Meeting of FSA scheduled to be held in late June 2013.

In addition, matters such as “appointment of Representative Directors,” “appointment of Directors with Titles,” “scope of delegation and areas of responsibility of Directors, etc.,” and “adoption of Executive Officer system” are to be formally determined at a meeting of the Board of Directors after the closing of the Ordinary Shareholders’ Meeting of FSA scheduled to be held in late June 2013.

1.	Adoption of Executive Officer system

(1)	Purpose of adoption of Executive Officer system

To separate the function of execution of business from the management decision-making and supervisory function, to further reinforce the function of the Board of Directors, and to promote further expedience in the execution of business

(2)	Summary of Executive Officer system

(i)	Executive Officers are elected and removed, and areas of responsibility of Executive Officers are determined, by resolution of the Board of Directors.

(ii)	Each Director may concurrently serve as an Executive Officer.

(iii)	The term of office of Executive Officers is one year.

(3)	Timing of adoption of Executive Officer system

On the date of the Ordinary Shareholders’ Meeting of FSA scheduled to be held in late June 2013

2.	Officer personnel

(1)	Resigning Directors

Managing Director	Kunitoshi Chonan	(Scheduled to assume the office of Special Advisor)

Managing Director	Yukihiro Watanabe	(Scheduled to assume the office of Special Advisor)

Managing Director	Hisashi Hasegawa	(Scheduled to assume the office of Managing Executive Officer)

Director	Hidehiko Naito

Director	Masateru Yoshihara	(Scheduled to assume the office of Counselor)

Director	Hiroyuki Fukui	(Scheduled to assume the office of Executive Officer)

Director	Katsuyasu Niibori	(Scheduled to assume the office of Executive Officer)

(2)	Candidates for new Statutory Auditors

Statutory Auditor (outside and part-time)	Akari Asano	(currently Statutory Auditor of Sumitomo Light Metal Industries, Ltd.)

Statutory Auditor (outside and part-time)	Tetsuya Sato	(currently Director, Member of the Board and Corporate Senior Vice President of Furukawa Electric Co., Ltd.)

Statutory Auditor (outside and part-time)	Kozo Omae	(currently General Manager, Corporate Planning Division of NIPPON STEEL & SUMITOMO METAL CORPORATION)

(3)	Resigning Statutory Auditors

Statutory Auditor (outside and part-time)	Hideo Sakura

Statutory Auditor (outside and part-time)	Motohiro Kanno

Statutory Auditor (outside and part-time)	Takahiro Mori

(4)	New Executive Officers (except for those who will concurrently serve as Director or whose position will change from Director to Executive Officer)

Executive Officer	Akinori Yamaguchi	(currently General Manager, Fukui Works, Rolled Products Division)

Executive Officer	Masataka Taguchi	(currently General Manager, Fukaya Works, Rolled Products Division)

(5)	Personnel changes (except for the new Executive Officers and Statutory Auditors set out in Items (2) and (4) of 2. above)

Director and Senior Managing Executive Officer	Akihiko Kusumoto	(Senior Managing Director)

Director and Managing Executive Officer	Takayoshi Nakano	(Managing Director)

Director and Managing Executive Officer	Kiyoshi Tanaka	(Director)

Director and Managing Executive Officer	Hironori Tsuchiya	(Director)

Managing Executive Officer	Hisashi Hasegawa	(Managing Director)

Executive Officer	Hiroyuki Fukui	(Director)

Executive Officer	Katsuyasu Niibori	(Director)

Reference

1.	Personnel structure as of the date of the Ordinary Shareholders’ Meeting of FSA scheduled to be held in late June 2013

Title	Name	Scope of delegation and areas of responsibility
President	Mitsuru Okada	CEO

Director and Senior Managing Executive Officer	Akihiko Kusumoto	In charge of Legal Department, General Affairs Department, Environmental Safety Department, Human Resources Department, and Purchasing Department

Director and Managing Executive Officer	Takayoshi Nakano	In charge of Public and Investor Relations Department, Corporate Planning Department, Casting and Forging Division, and Components Division

Director and Managing Executive Officer	Kiyoshi Tanaka	Delegated General Manager, Sales and Marketing Division

Director and Managing Executive Officer	Hironori Tsuchiya	Delegated General Manager, Rolled Products Division

Full-time Statutory Auditor	Nobuhiro Ishihara

Statutory Auditor (outside and part-time)	Akari Asano

Statutory Auditor (outside and part-time)	Tetsuya Sato

Statutory Auditor (outside and part-time)	Kozo Omae

Managing Executive Officer	Hisashi Hasegawa	In charge of Finance and Accounting Department; delegated General Manager, Export Security Administration Division

Executive Officer	Hiroyuki Fukui	In charge of Production and Process Improvement Division, Technical Research Center, Foil Products Division, and Extrusion Division; delegated General Manager, Technical Planning Department and Plant and Facilities Department

Executive Officer	Katsuyasu Niibori	In charge of Information Systems Department; delegated General Manger, Integration Promotion Department

Executive Officer	Akinori Yamaguchi	President of FURUKAWA-SKY ALUMINUM (THAILAND) CO.,LTD.

Executive Officer	Masataka Taguchi	Delegated General Manager, Fukaya Works, Rolled Products Division

2.	Biographies of candidates for new Statutory Auditors

Akari Asano

Born on October 7, 1946 in Aichi Prefecture, 66 years of age

May 1970	Graduated from the University of Tokyo, Faculty of Letters, Department of Sociology

April 1970	Joined MITSUBISHI RAYON CO., LTD.

June 2003	General Manager, General Affairs Department of MITSUBISHI RAYON CO., LTD.

June 2004	Senior Director of MITSUBISHI RAYON CO., LTD.

June 2008	Resigned from MITSUBISHI RAYON CO., LTD.

June 2009	Statutory Auditor of Sumitomo Light Metal Industries, Ltd.

Tetsuya Sato

Born on December 4, 1952 in Saitama Prefecture, 60 years of age

March 1975	Graduated from the University of Tokyo, Faculty of Economics, Department of Economics

April 1975	Joined the Ministry of International Trade and Industry (currently the Ministry of Economy, Trade and Industry)

January 2001	Deputy Director-General for Industrial Safety, Nuclear and Industrial Safety Agency

July 2002	Deputy Director-General for Technical Regulations, Standards and Conformity Assessment Policy

June 2004	Retired from the Ministry of Economy, Trade and Industry

July 2004	Senior Director of The Shoko Chukin Bank (currently The Shoko Chukin Bank, Ltd.)

July 2006	Resigned from Senior Director of The Shoko Chukin Bank, Ltd.

August 2006	Corporate Vice President of Furukawa Electric Co., Ltd.

June 2007	Director, Member of the Board and Corporate Vice President of Furukawa Electric Co., Ltd.

June 2009	Director, Member of the Board and Corporate Senior Vice President of Furukawa Electric Co., Ltd.

Kozo Omae

Born on March 29, 1961 in Kagawa Prefecture, 52 years of age

March 1983	Graduated from the University of Tokyo, Faculty of Law

April 1983	Joined NIPPON STEEL CORPORATION (currently NIPPON STEEL & SUMITOMO METAL CORPORATION)

April 2009	General Manager, Nippon Steel & Sumitomo Metal European Office

April 2013	General Manager, Corporate Planning Division of NIPPON STEEL & SUMITOMO METAL CORPORATION

3.	Biographies of candidates for new Executive Officers (except for those who will concurrently serve as Director or whose position will change from Director to Executive Officer)

Akinori Yamaguchi

Born on August 16, 1959 in Gifu Prefecture, 53 years of age

March 1985	Graduated from Kyoto University, Graduate School of Engineering, Department of Metal Science and Technology

April 1985	Joined Furukawa Electric Co., Ltd.

July 2009	General Manager, Production Department Fukui Works, Rolled Products Division of Furukawa-Sky Aluminum Corp.

June 2011	General Manager, Fukui Works, Rolled Products Division

Masataka Taguchi

Born on June 8, 1958 in Fukui Prefecture, 54 years of age

March 1981	Graduated from University of Fukui, Faculty of Engineering, Department of Industrial Mechanical Engineering

April 1981	Joined Furukawa Electric Co., Ltd.

April 2008	General Manager, Production Department Fukui Works, Rolled Products Division of Furukawa-Sky Aluminum Corp.

October 2011	General Manager, Fukaya Works, Rolled Products Division

End